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As filed with the Securities and Exchange Commission on August 4, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IBM Credit LLC
(Exact name of each registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2351962 (I.R.S. employer identification number)

IBM Credit LLC
1 North Castle Drive
Armonk, New York 10504-1785
(914) 765-1900
(Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

Todd Hutchen, Esq.
Vice President, General Counsel and Secretary
IBM Credit LLC
1 North Castle Drive
Armonk, New York 10504-1785
(914) 765-1900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Stephen L. Burns, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
(212) 474-1000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities	$25,000,000,000	$2,897,500.00

(1)
The registration fee has been calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended (the "Securities Act").

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 4, 2017

PROSPECTUS

IBM Credit LLC

DEBT SECURITIES

        When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. This prospectus may not be used to complete sales of securities unless accompanied by a prospectus supplement. The securities are solely our obligations and will not be guaranteed by International Business Machines Corporation. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest.

        The mailing address of our principal executive office is 1 North Castle Drive Armonk, New York 10504-1785. Our telephone number is (914) 765-1900.

        Investing in our securities involves certain risks. See "Risk Factors" beginning on page 4 and the risk factors described in our registration statement on Form 10, as amended, which is incorporated by reference herein, as well as in any other recently filed annual, quarterly or current reports and, if any, in the relevant prospectus supplement.

        These securities have not been approved by the Securities and Exchange Commission (SEC) or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See "Plan of Distribution." If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

The date of this prospectus is                 , 2017.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we have filed with the U.S. Securities and Exchange Commission using a "shelf" registration process. Using this process we may offer securities or any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any applicable pricing supplement, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information."

SUMMARY

        This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the terms of our securities, you should carefully read this document with any applicable prospectus supplement. Together these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference into this prospectus for information on us and our financial statements. Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

About IBM Credit LLC

        IBM Credit LLC, a Delaware limited liability company (IBM Credit, the company, we or us), is an indirect, wholly owned subsidiary of International Business Machines Corporation (IBM). All of the limited liability company interests in IBM Credit LLC are owned by IBM GF International Holdings LLC, a Delaware limited liability company (the Member), which is also an indirect, wholly owned subsidiary of IBM. IBM Credit is engaged in providing financing solutions for information technology (IT) hardware, software and services.

        IBM Credit was originally established as a subsidiary of IBM to provide financing solutions and remanufacturing and remarketing operations, in each case primarily for IBM products sold in the United States. Today, the company maintains a global organizational structure aligned with its operating segments, Client Financing and Commercial Financing. Client Financing primarily provides financing to end-user clients, which consist primarily of large, medium-sized and small corporations and other businesses, for their purchase of IBM products and services and original equipment manufacturers' (OEM) IT products and services, in each case in order to finance clients' total solution requirements. Client Financing also provides loans to IBM to finance the acquisition of IT assets used in client services contracts. We believe that the financing arrangements are predominantly for products and services that are critical to the end-user clients' business operations. Commercial Financing provides working capital financing to suppliers, distributors and resellers of IBM and OEM IT products and services.

        IBM Credit has the benefit of both deep knowledge of the company's and IBM's client base and insight into the hardware, software and services traditionally financed. These factors allow us to effectively manage two of the major risks associated with financing: credit and residual value. These risks and others are discussed more fully in Item 3, under the heading "Risk Factors." We also maintain long-term relationships with its clients through various stages of the IT asset life cycle—including initial purchase, technology upgrades and end-of-lease asset disposition.

Debt Securities

        We may offer unsecured general obligations of our company, referred to in this prospectus as the "debt securities." The debt securities will have the same rank as all of our other unsecured, unsubordinated debt. In addition, the debt securities will be effectively subordinated to creditors of our subsidiaries. See "Description of the Debt Securities."

Ratio of Earnings from Continuing Operations to Fixed Charges

        We compute the ratio of earnings from continuing operations to fixed charges by dividing income from continuing operations before income taxes (which excludes (a) amortization of capitalized interest and (b) IBM Credit's share in the income and losses of less than 50% owned affiliates) and fixed charges (excluding capitalized interest) by fixed charges. Fixed charges consist of interest expense, capitalized interest and that portion of rental expense deemed to be representative of interest.

		Year Ended December 31,
	Six months ended June 30, 2017
		2016	2015	2014	2013	2012
Ratio of earnings from continuing operations to fixed charges (unaudited)	2.88	2.98	2.68	2.51	3.10	3.38

RISK FACTORS

        Before you invest in securities issued by IBM Credit, you should carefully consider the risks involved. Accordingly, you should carefully consider:

  •
  the information contained in or incorporated by reference into this prospectus,

  •
  the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities,

  •
  the risks described below and in our Registration Statement on Form 10 (File No. 000-55786), as amended (the Form 10) and in any Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which we have filed since our Form 10, each of which is incorporated by reference into this prospectus, and

  •
  other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

        The discussion of risks related to our business or the debt securities contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurred, our business, financial condition or results of operations would likely suffer.

Risks Related to the Debt Securities

        We cannot assure you that active trading markets will develop or be maintained for any series of the debt securities.    A secondary market may never develop or be maintained for any series of the debt securities. If a secondary market does develop, it may not continue or it may not be sufficiently liquid to allow you to resell your debt securities if or when you want to or at a price that you consider acceptable. From time to time, agents may make a market in certain series of the debt securities, but any market making may be discontinued at any time without notice. In addition, the liquidity of the trading markets in any series of the debt securities, if any, and the market prices quoted for such series of debt securities, if any, may be adversely affected by changes in the overall market for this type of debt security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

        An adverse rating of the Company or any series of the debt securities may cause their trading prices to fall.    We may seek ratings on certain series of debt securities. Changes by any rating agency to IBM Credit's outlook or credit ratings or the credit ratings of any series of debt securities can negatively impact the trading prices and liquidity of such debt securities.

        The debt securities will be effectively subordinated to the liabilities of IBM Credit's subsidiaries and to any secured debt that we may incur.    The debt securities will be effectively subordinated to all liabilities of our subsidiaries and all liabilities guaranteed by our subsidiaries, including their debt and trade payables. None of our subsidiaries has guaranteed or otherwise become obligated with respect to the debt securities. Our right to receive assets from any of our subsidiaries upon its liquidation or reorganization, and the right of the holders of the debt securities to participate in those assets, is structurally subordinated to claims of that subsidiary's creditors. IBM Credit and our subsidiaries will be permitted under the terms of the indenture to incur certain additional indebtedness or otherwise enter into agreements that may restrict or prohibit our subsidiaries from the making of distributions, the payment of dividends or the making of loans to us. None of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Contractual or other legal restrictions may also limit our subsidiaries' ability to pay dividends or make distributions, loans or advances to us. For these reasons, there can be no assurance that our subsidiaries will make dividends or distributions to us to enable us to pay interest or principal on our existing indebtedness or the debt securities.

        In addition, the debt securities will be effectively subordinated to any secured debt we may incur in the future to the extent of the value of the assets securing such debt. Although the indenture will limit our ability to incur secured debt or grant liens, any limitations will be subject to a number of significant qualifications and exceptions, including exceptions permitting us to grant liens on our receivables in connection with certain permitted receivables transactions. If we default on any series of debt securities, or become bankrupt, liquidate or reorganize, any secured creditors could use our assets securing their debt to satisfy their secured debt in full before holders of the debt securities would receive any payment on the debt securities.

        The covenants in the indenture will not necessarily restrict our ability to take actions that may impair our ability to repay the debt securities.    Although the indenture (as defined below) will include covenants that will restrict us from taking certain actions, the terms of these covenants include important exceptions which you should review carefully before investing in the debt securities. Notwithstanding the covenants in the indenture, we expect that we will continue to be able to incur substantial additional indebtedness, including secured indebtedness, which may adversely affect our ability to perform our obligations under the indenture and the debt securities. This could also lead to the credit rating on any series of the debt securities being lowered or withdrawn.

        IBM is not a guarantor of the debt securities and may have interests that conflict with those of the holders.    IBM Credit is a wholly owned subsidiary of IBM. IBM is not a guarantor of, or in any way obligated in connection with, the payment of the debt securities issued by IBM Credit. IBM controls our fundamental corporate policies and transactions, including the appointment of our board of managers. The interests of IBM as an indirect equity holder and as the ultimate parent of a captive finance subsidiary may differ from your interests as a holder of the debt securities. For example, IBM may have an interest in pursuing, or causing us to pursue, transactions that, in its judgment, could enhance its equity investment in us or the value of its other businesses, even though those transactions might involve risks to holders of the debt securities.

 FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus or any accompanying prospectus supplement may constitute forward-looking statements. Forward-looking statements are based on the company's current assumptions regarding future business and financial performance. These statements, by their nature, address matters that are uncertain to different degrees. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Words such as "anticipates," "believes," "expects," "estimates," "intends," "plans," "projects" and similar expressions, may identify such forward-looking statements. Any forward-looking statement in this prospectus or any accompanying prospectus supplement speaks only as of the date on which it is made. We assume no obligation to update or revise any forward-looking statements. Readers should carefully review the cautionary statements set forth under "Risk Factors" as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and from historical trends. Those cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this prospectus or any accompanying prospectus supplement, including those statements incorporated by reference.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC's web site at (http://www.sec.gov).

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding any portion of such documents that are "furnished" but not "filed" for purposes of the Exchange Act) until our offering is completed:

  i.
  Registration Statement on Form 10 (File No. 000-55786), as amended, filed on June 22, 2017 (except for the financial statements and related audit opinion which have been superseded by the financial statements and audit opinion included within our Current Report on Form 8-K filed on July 25, 2017);

  ii.
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2017; and

  iii.
  Current Report on Form 8-K filed on July 25, 2017.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and at no cost, a copy of the documents referred to above that we have incorporated by reference into this prospectus. You can request copies of such documents if you write us at the following address:

IBM Credit LLC
1 North Castle Drive
Armonk, NY 10504
Attention: Office of External Financial Reporting

or call us at 914-765-1900.

        We have not authorized anyone else to provide you with any information other than that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

 USE OF PROCEEDS

        Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include the repayment of debt, investments in or extensions of credit to our subsidiaries or the financing of possible acquisitions or business expansion. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF THE DEBT SECURITIES

        The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities.

        The debt securities will be issued under an indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee. This indenture, a form of which is included as an exhibit to the registration statement of which this prospectus is a part, is referred to herein as the "indenture." When we refer to the indenture in this prospectus, we are referring to the indenture, as supplemented by any supplemental indenture.

        The following is a summary of some of the important provisions of the indenture. A copy of the entire indenture is an exhibit to the registration statement of which this prospectus is a part. Section references below are to the section in the indenture. We encourage you to read the indenture.

        This description does not purport to be complete and is subject to, and qualified in its entirety by the indenture, any applicable prospectus supplement, and the provisions of the Trust Indenture Act of 1939, as amended.

General

        The indenture does not limit the amount of debt securities that we may issue. The indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The debt securities may be issued in one or more separate series of debt securities. The prospectus supplement relating to the particular series of debt securities being offered will describe the particular amounts, prices and terms of those debt securities. These terms may include:

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  the title of the debt securities;

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  any limit upon the aggregate principal amount of the debt securities;

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  the maturity date or dates, or the method of determining the maturity dates;

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  the interest rate or rates, or the method of determining those rates;

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  the interest payment dates and, for debt securities in registered form, the regular record dates;

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  the place or places where payments may be made;

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  any mandatory or optional redemption provisions;

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  any sinking fund or analogous provisions;

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  any conversion or exchange provisions;

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  any terms for the attachment to the debt securities of other rights to purchase or sell our securities;

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  the portion of principal amount of the debt security payable upon acceleration of maturity if other than the full principal amount;

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  any deletions of, or changes or additions to, the events of default or covenants;

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  if other than U.S. dollars, the currency, currencies or composite currencies, in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

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  the method of determining the amount of any payments on the debt securities that are linked to an index;

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  whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons, or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

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  any terms relating to the delivery of the debt securities;

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  whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons for any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

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  the person to whom any interest on the debt securities will be payable, if other than the registered holder, and the manner in which it shall be payable; and

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  any other specific terms of the debt securities. (Sections 202 and 301)

Unless we otherwise specify in the prospectus supplement:

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  the debt securities will be registered debt securities;

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  registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000; and

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  bearer debt securities denominated in U.S. dollars will be issued in denominations of $5,000. Debt securities may bear legends required by U.S. Federal tax law and regulations. (Section 401)

        If any of the debt securities are sold for any foreign currency or currency unit, or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information relating to the debt securities and the foreign currency or currency unit.

        Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other information that we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.

        IBM Credit may in the future, without the consent of the holders, increase the outstanding principal amount of any series of debt securities on the same terms and conditions and with the same CUSIP numbers as debt securities of that series previously issued. Any such additional debt securities will vote together with all other debt securities of the same series for purposes of amendments, waivers and all other matters with respect to such series.

Exchange, Registration and Transfer

        Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency which is maintained for these purposes. No service charge will be payable upon the transfer or exchange, except for any applicable tax or governmental charge.

        The designated security registrar in the United States for the debt securities is The Bank of New York Mellon Trust Company, N.A., located at 500 Ross Street, 12th Floor, Pittsburgh, PA 15262.

        If debt securities are issuable in both registered and bearer form, the bearer securities will be exchangeable for registered securities. If a bearer security with related coupons is surrendered in exchange for a registered security between a record date and the date set for the payment of interest, the bearer security will be surrendered without the coupon relating to that interest payment. That interest payment will be made only to the holder of the coupon when due.

        We will not be required to:

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  issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 business days before any selection of debt securities of that series to be redeemed and the close of business on:

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  the day of mailing of the relevant notice of redemption (if debt securities of the series are issuable only in registered form), and

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  the day of the first publication of the relevant notice of redemption (if the debt securities of the series are issuable in bearer form) or,

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  the day of mailing of the relevant notice of redemption (if the debt securities of the series are issuable in bearer and registered form) and there is no publication;

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  register the transfer of, or exchange, any registered security selected for redemption, in whole or in part, except the unredeemed portion of any registered security being redeemed in part; or

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  exchange any bearer security selected for redemption, except to exchange it for a registered security that is simultaneously surrendered for redemption. (Section 404)

Payment and Paying Agent

        We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of the paying agent. Payment of interest on fully registered securities may be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indenture. (Sections 406 and 410)

        We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of the paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. (Sections 410 and 1102)

        If any amount payable on any debt security or coupon remains unclaimed at the end of two years after the amount became due and payable, the paying agent will release any unclaimed amounts to us. (Section 1103)

        Our paying agent in the United States for the debt securities is The Bank of New York Mellon Trust Company, N.A., located at 500 Ross Street, 12th Floor, Pittsburgh, PA 15262.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global certificates. Those certificates will be deposited with a depositary that we will identify in a prospectus supplement. Global debt securities may be issued in either registered or bearer form and can be in either temporary or definitive form. All global securities in bearer form will be deposited with a depositary outside of the United States. We will describe the specific terms of the depositary arrangement relating to a series of debt securities in the prospectus supplement.

        Other than for payments, we can treat a person having a beneficial interest in a definitive global security as the holder of the principal amount of outstanding debt securities represented by the global security. For these purposes, we can rely upon a written statement delivered to the trustee by the holder of the definitive global security, or, in the case of a definitive global security in bearer form, by the operator of the Euroclear Bank SA/NV (Euroclear) or Clearstream Banking S.A. (Clearstream). (Section 411)

        Neither we, the trustee nor any of our respective agents will be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 411)

Temporary Global Securities

        All or any portion of the debt securities of a series that are issuable in bearer form initially may be represented by one or more temporary global securities, without interest coupons. The temporary global securities will be deposited with a depositary in London for Euroclear and Clearstream for credit to the accounts of the beneficial owners of the debt securities or to such other accounts as they may direct.

        On and after an exchange date provided in the applicable prospectus supplement, each temporary global security will be exchangeable for definitive debt securities in bearer form, registered form, definitive global bearer form or a combination of these, as will be specified in the prospectus supplement.

        No bearer security delivered in exchange for a portion of a temporary global security will be mailed or delivered to any location in the United States. (Sections 402 and 403)

        Interest on a temporary global bearer security will be paid to Euroclear and/or Clearstream for the portion held for its account only after a certificate is delivered to the trustee stating that the portion:

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  is not beneficially owned by a United States person;

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  has not been acquired by or on behalf of a United States person, or for offer to resell or for resale to a United States person or any person inside the United States; or

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  if a beneficial interest has been acquired by a United States person, that:

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  such person is a financial institution (as defined in the Internal Revenue Code), purchasing for its own account or has acquired the debt security through a financial institution; and

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  the debt securities are held by a financial institution that has agreed in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the regulations thereunder, and that it did not purchase for offer to resell or resale inside the United States.

        The certificate must be based on statements provided by the beneficial owners of interests in the temporary global security. Each of Euroclear and Clearstream will credit the interest received by it to the accounts of the beneficial owners of the debt security, or to other accounts as they may direct. (Section 403)

Definitive Global Securities

        Bearer securities.    The applicable prospectus supplement will describe the exchange provisions, if any, of debt securities issuable in definitive global bearer form. We will not deliver any bearer securities in exchange for a portion of a definitive global security to any location in the United States. (Section 404)

        U.S. Book-entry securities.    Debt securities of a series represented by a definitive global registered security and deposited with or on behalf of a depositary in the United States will be registered in the name of the depositary or its nominee. These securities are referred to as "book-entry securities."

        When a global security is issued and deposited with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global security to the accounts of institutions that have accounts with the depositary or its nominee. Institutions that have accounts with the depositary or its nominee are referred to as "participants."

        The accounts to be credited shall be designated by the underwriters or agents for the sale of such book-entry securities or by us, if we offer and sell those securities directly.

        Ownership of book-entry securities is limited to participants or persons that may hold interests through participants. In addition, ownership of these securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee or by participants or persons that hold through other participants.

        So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or nominee will be considered the sole owner or holder of the book-entry securities represented by the global security for all purposes under the indenture. Payments of principal, interest and premium on those securities will be made to the depositary or its nominee as the registered owner or the holder of the global security.

        Owners of book-entry securities:

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  will not be entitled to have the debt securities registered in their names;

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  will not be entitled to receive physical delivery of the debt securities in definitive form; and

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  will not be considered the owners or holders of those debt securities under the indenture.

        The laws of some jurisdictions require that purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to purchase or transfer book-entry securities.

        We expect that the depositary for book-entry securities of a series will immediately credit participants' accounts with payments received by the depositary or nominee in amounts proportionate to the participants' beneficial interests as shown on the records of such depositary.

        We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." The payments by participants to the owners of beneficial interests will be the responsibility of those participants.

Practical Implications of Holding Debt Securities in Street Name

        Investors who hold debt securities in accounts at banks or brokers will not generally be recognized by us as the legal holders of debt securities. Since we recognize as the holder the bank or broker, or the financial institution the bank or broker uses to hold its debt securities, it is the responsibility of these intermediary banks, brokers and other financial institutions to pass along principal, interest and other payments on the debt securities, either because they agree to do so in their agreements with their customers, or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes additional fees or charges;

  •
  how it would handle voting and related issues if ever required;

  •
  how it would pursue or enforce rights under the debt securities if there were a default or other event triggering the need for direct holders to act to protect their interests; and

  •
  whether and how it would react on other matters which are important to persons who hold debt securities in "street name."

Ranking

        The debt securities will be unsecured and will rank equally with all of our other unsecured and non-subordinated debt.

Covenants

        Limitation on merger, consolidation and certain sales of assets.    We may, without the consent of the holders of the debt securities, merge into or consolidate with any other person, or convey or transfer all or substantially all of our assets to another person provided that:

  •
  we are the surviving person or the successor is a U.S. person;

  •
  the successor assumes on the same terms and conditions all the obligations under the debt securities and the indenture; and

  •
  immediately after giving effect to the transaction, there is no event of default under the indenture. (Section 901)

        The remaining or acquiring person (if not us) will take over all of our rights and obligations under the indenture. (Section 902)

        Limitation on liens.    Neither we nor any Restricted Subsidiary will create, assume, incur or guarantee any indebtedness that is secured by a lien (other than Permitted Liens) upon any of our or its assets without securing the debt securities equally and ratably with, or prior to, the indebtedness secured by such lien so long as such indebtedness shall be outstanding and so secured. The following will constitute Permitted Liens:

  1.
  liens on assets of, or on any equity interests or debt of, any person existing at the time such person becomes a Restricted Subsidiary;

  2.
  liens on assets (including equity interests or debt) existing at the time we or any Restricted Subsidiary acquired (in any manner whatsoever) such assets;

  3.
  liens on assets securing indebtedness incurred by us or any Restricted Subsidiary to finance or refinance all or any portion of the cost of the acquisition (including through the acquisition of the equity interests of any person owning such assets), lease, improvement, development, construction or commencement of commercial operation of such assets; provided that such indebtedness (or the indebtedness refinanced thereby) is incurred and such liens (or the liens securing such refinanced indebtedness) are created or placed thereon within one year after the date of such acquisition, lease, improvement, development, construction or commencement of commercial operation;

  4.
  liens in favor of us or any subsidiary;

  5.
  liens in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute or deposits with any governmental body required by statute or regulation in connection with the conduct of the business by us or any Restricted Subsidiary;

  6.
  liens on receivables and any related assets and proceeds thereof securing indebtedness incurred and payable outside the United States;

  7.
  liens incurred (no matter when created) in connection with our or a Restricted Subsidiary's engaging in leveraged or single-investor lease transactions, provided that the instrument creating or evidencing any borrowings secured by such lien shall provide that such borrowings are payable solely out of the income and proceeds of the assets subject to such lien and are not a general obligation of us or such Restricted Subsidiary;

  8.
  liens securing the performance of any contract or undertaking not in connection with the borrowing of money, the obtaining of advances or credit or the guaranteeing or securing of obligations therefor;

  9.
  liens securing any hedging obligations;

  10.
  liens on receivables and related assets and proceeds thereof arising in connection with Permitted Receivables Transactions;

  11.
  liens on assets acquired or sold by us or any Restricted Subsidiary resulting from the exercise of any rights arising out of defaults on receivables, and liens deemed to exist in connection with the subrogation rights of providers of credit insurance in respect of receivables;

  12.
  the replacement, extension or renewal (or successive replacements, extensions or renewals), in whole or in part, of any lien referred to in the foregoing clauses (1) through (11) and of the indebtedness secured thereby; provided, however, that (A) the replacement, extension or renewal of any such lien shall be limited to all or a part of the assets that were subject to (or would, under the terms of the applicable documentation, have been subject to) the lien extended or renewed (plus improvements on such assets) and (B) the aggregate principal amount of the indebtedness secured by such lien at such time is not increased; and

  13.
  other liens, in addition to those referred to in the foregoing clauses (1) through (12), securing indebtedness so long as the aggregate principal amount of indebtedness secured by liens pursuant to this clause (13) at the time of (and giving effect to) the incurrence of such other liens does not exceed 15% of Consolidated Net Tangible Assets.

        We think it is also important for you to note that the holders of a majority in principal amount of all affected series of outstanding debt securities may waive compliance with each of the above covenants. (Section 1106)

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities. (Section 501)

        The indenture contains a provision that permits us to elect:

  1.
  to be discharged after 90 days from all of our obligations (subject to limited exceptions) with respect to any series of debt securities then outstanding; and/or

  2.
  to be released from our obligations under the following covenants and from the consequences of an event of default or cross-default resulting from a breach of these covenants:

  a.
  the limitations on mergers, consolidations and sale of assets, and

  b.
  the limitations on liens under the indenture.

        To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars. This amount may be made in cash, and/or foreign government securities if the debt securities are denominated in a foreign currency. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the action. (Section 503)

        If either of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. (Sections 501 and 503)

Events of Default, Notice and Waiver

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in principal amount of the debt securities of the series or, in the case of a bankruptcy or insolvency event of default, of all series (voting as a class) with respect to which such event of default has occurred and is continuing, may declare the entire principal amount of all the debt securities of that series to be due and payable immediately.

        The declaration may be annulled and past defaults may be waived by the holders of a majority of the principal amount of the debt securities of that series. However, payment defaults that are not cured may only be waived by all holders of the debt securities. (Sections 602 and 613)

        The indenture defines an event of default in connection with any series of debt securities as one or more of the following events:

  •
  we fail to pay interest on any debt security of the series for 30 days when due;

  •
  we fail to pay the principal or any premium on any debt securities of the series when due;

  •
  we fail to make any sinking fund payment for 30 days when due;

  •
  we fail to perform any other covenant in the debt securities of the series or in the indenture relating to debt securities of that series for 90 days after being given notice; and

  •
  we enter into bankruptcy or become insolvent.

        An event of default for one series of debt securities is not necessarily an event of default for any other series of debt securities. (Section 601)

        The indenture requires the trustee to give the holders of a series of debt securities notice of a default for that series within 90 days unless the default is cured or waived. However, the trustee may withhold this notice if it determines in good faith that it is in the interest of those holders. The trustee may not, however, withhold this notice in the case of a payment default. (Section 702)

        Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable indemnification. (Section 703)

        Generally, the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. (Section 612)

        The indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists. (Section 1105)

        Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification of the Indenture

        Together with the trustee, we may modify the indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, securing or adding guarantees for the benefit of any debt securities, curing mistakes or ambiguities, conforming the text of indenture to the description thereof in any applicable prospectus, permitting or facilitating the defeasance, covenant defeasance, satisfaction or discharge of any debt securities of any series, complying with the Trust Indenture Act of 1939, complying with U.S. withholding tax laws or preventing the debt securities from becoming subject to any withholding or other taxes or assessments and other purposes that do not adversely affect the holders in any material respect. (Section 1001)

        Together with the trustee, we may also make modifications and amendments to the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series, acting as one class. However, without the consent of each affected holder, no modification may:

  •
  change the stated maturity of any debt security;

  •
  reduce the principal, premium (if any) or rate of interest on any debt security;

  •
  change any place of payment or the currency in which any debt security is payable;

  •
  impair the right to enforce any payment after the stated maturity or redemption date;

  •
  adversely affect the terms of any conversion right;

  •
  reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture;

  •
  change any of our obligations for any outstanding series of debt securities to maintain an office or agency in the places and for the purposes specified in the indenture for that series; or

  •
  change the provisions in the indenture that relate to its modification or amendment. (Section 1002)

Meetings

        The indenture contains provisions for convening meetings of the holders of debt securities of a series. (Section 1401)

        A meeting may be called at any time by the trustee, upon request by us or upon request by the holders of at least 10% in principal amount of the outstanding debt securities of the series. In each case, notice will be given to the holders of debt securities of the series. (Section 1402)

        Persons holding a majority in principal amount of the outstanding debt securities of a series will constitute a quorum at a meeting. A meeting called by us or the trustee that did not have a quorum may be adjourned for not less than 10 days, and if there is not a quorum at the adjourned meeting, the meeting may be further adjourned for not less than 10 days.

        Generally, any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, to change the amount or timing of payments under the debt securities, every holder in the series must consent.

        In addition, if the indenture provides that an action may be taken by the holders of a specified percentage in principal amount of outstanding debt securities of a series, that action may be taken at a meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons. (Section 1404)

Notices to Holders

        In most instances, notices to holders of bearer securities will be given by publication at least once in a daily newspaper in The City of New York and in London. Notices may also be published in another city or cities as may be specified in the securities. In addition, notices to holders of bearer securities will be mailed to those persons whose names and addresses were previously filed with the applicable trustee. Notice to holders of registered securities will be given by mail to the addresses of the holders as they appear in the security register. Notices to holders of securities that are issued in global form may be made electronically pursuant to the applicable procedures of the depositary. (Section 106)

Title

        Title to any bearer securities and any related coupons will pass by delivery. We, the trustee and any agent of ours or of the trustee may treat the holder of any bearer security or related coupon as the absolute owner of that security for all purposes. We may also treat the registered owner of any registered security as the absolute owner of that security for all purposes. (Section 407)

Replacement of Securities and Coupons

        We think it is very important for you to keep your securities safe. If you do not, you will have to follow these procedures. We will replace debt securities or coupons that have been mutilated, but you will have to pay for the replacement, and you will have to surrender the mutilated debt security or coupon to the security registrar first. Debt securities or coupons that become destroyed, stolen or lost will only be replaced by us, again at your expense, upon your providing evidence of destruction, loss or theft that we and the security registrar are willing to accept. In the case of a destroyed, lost or stolen debt security or coupon, we may also require you, as the holder of the debt security or coupon, to indemnify the security registrar and us before we will issue any replacement debt security or coupon. (Section 405)

Governing Law

        The indenture, the debt securities and the coupons will be governed by, and construed under, the laws of the State of New York.

Our Relationship with the Trustee

        We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the indenture.

Definitions

        "Consolidated Net Tangible Assets" means the total assets of us and our subsidiaries, less current liabilities and intangible assets. We include in intangible assets the balance sheet value of:

  •
  all trade names, trademarks, licenses, patents, copyrights and goodwill;

  •
  organizational and development costs;

  •
  deferred charges other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible items we are amortizing; and

  •
  unamortized debt discount and expense minus unamortized premium.

We do not include in intangible assets any program products.

        "Permitted Receivables Transaction" means any facility, arrangement, transaction or agreement pursuant to which the company or any Restricted Subsidiary (i) finances receivables that it has acquired or originated with borrowings from another Person, or (ii) sells, transfers or grants participation interests in receivables that it has acquired or originated (and, in certain cases, related assets, including, in the case of receivables under leases, the assets subject to such leases) to, another person, and (iii) in connection with any of the foregoing, may grant liens to, or permit filings of financing statements by, such other person against the company or its Restricted Subsidiaries, as applicable, relating to the subject receivables, related assets and/or proceeds.

        "Restricted Subsidiary" means:

  1.
  any of our subsidiaries:

  a.
  which is organized under the laws of any state of the United States or the District of Columbia; and

  b.
  in which the investment of us and all other subsidiaries exceeds 0.15% of Consolidated Net Tangible Assets as of the date of such determination; and

  2.
  any other subsidiary that the Board of Managers may designate as a Restricted Subsidiary.

PLAN OF DISTRIBUTION

        We may sell the debt securities:

  •
  through underwriters;

  •
  through agents; or

  •
  directly to purchasers.

        In this connection, we may also make sales through the internet or through other electronic means. Since we may from time to time elect to offer debt securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

        Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. Such a bidding or ordering system may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. For example, the clearing spread could be indicated as a number of "basis points" above an index treasury note. Of course, many pricing methods can and may also be used.

        Upon completion of such an auction process, debt securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which debt securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the internet or other electronic bidding process or auction.

        Many variations of internet or other electronic auction or pricing and allocation systems are likely to be developed in the future as new technology evolves, and we may utilize such systems in connection with the sale of debt securities. The specific rules of such an auction would be described to potential bidders in a prospectus supplement. You should review carefully the auction and other rules we will describe in a prospectus supplement in order to understand and participate intelligently in the applicable offering.

        We will describe in a prospectus supplement the particular terms of the offering of the securities, including the following:

  •
  the names of any underwriters;

  •
  the purchase price and the proceeds we will receive from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

  •
  any securities exchanges on which the securities of the series may be listed; and

  •
  any other information we think is important.

        If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, either at a fixed public offering price, or at varying prices determined at the time of sale.

        The debt securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all the securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Debt securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the debt securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of such contracts will be set forth in the applicable prospectus supplement.

        Agents and underwriters may be entitled to indemnification by us against civil liabilities arising out of this prospectus, including liabilities under the Securities Act, or to contribution for payments that the agents or underwriters may be required to make relating to those liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        Each series of debt securities may be a new issue of securities with no established trading market. Any underwriter may make a market in the debt securities, but will not be obligated to do so, and may discontinue any market making at any time without notice. We cannot and will not give any assurances as to the liquidity of the trading market for any of our debt securities.

 LEGAL OPINIONS

        The legality of the securities will be passed upon by Todd Hutchen, our Vice President, General Counsel and Secretary.

EXPERTS

        The financial statements incorporated in this prospectus by reference to IBM Credit LLC's Current Report on Form 8-K, filed with the SEC on July 25, 2017, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        All expenses in connection with the issuance and distribution of the securities being registered will be paid by the registrant. The following is an itemized statement of these expenses (all amounts are estimated):

Securities and Exchange Commission Registration Fee	$2,897,500
Trustee's Fees	200,000
Printing and Engraving Expenses	300,000
Rating Agency Fees	5,000,000
Accounting Fees and Expenses	1,000,000
Legal Fees and Expenses	1,800,000
Listing Fees	50,000
Miscellaneous Expenses	950,000

Total	$12,197,500

Item 15.    Indemnification of Directors and Officers.

        IBM Credit is a limited liability company organized under the laws of Delaware. Section 18-108 of the Delaware Limited Liability Company Act (the DLLCA) empowers a limited liability company to, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The limited liability company agreement of IBM Credit (the LLC Agreement) contains indemnification provisions that provide that, to the fullest extent permitted under the DLLCA, subject to certain restrictions described below, the company will indemnify and hold harmless, and advance expenses to, the Member and the company's managers, officers, employees, agents and representatives against any losses, claims, damages or liabilities incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person pursuant to the LLC Agreement; provided, however, that no such person shall be entitled to be indemnified in respect of any losses, claims, damages or liabilities if a judgment or other final adjudication adverse to such person establishes that such losses, claims, damages or liabilities were incurred by reason of such person's willful misconduct or gross negligence. The LLC Agreement provides that any indemnity shall be provided out of and to the extent of assets of the company only, and neither the Member nor the officer, as applicable, nor any other person covered under such indemnification provision, shall have liability on account thereof.

        In addition, IBM maintains directors' and officers' liability insurance policies that cover the directors and officers of IBM and its subsidiaries, including the managers and officers of IBM Credit.

Item 16.    Exhibits.

1.1	Form of Underwriting Agreement
3.1	Certificate of Formation of IBM Credit LLC
3.2	Certificate of Conversion of IBM Credit LLC
4.1	Form of Indenture, between IBM Credit LLC and the Bank of New York Mellon, as Trustee

5.1	Opinion of IBM Credit Legal Counsel (Todd Hutchen, Esq.)
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Counsel (included in Exhibit 5.1)
24.1	Powers of Attorney
24.2	Certified copy of a resolution adopted by IBM Credit's Board of Managers authorizing execution of the registration statement by power of attorney
25.1	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York Mellon Trust Company, N.A., to act as Trustee under the IBM Credit LLC Indenture

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (other than as provided in the proviso and instructions to Item 512(a) of Regulation S-K) (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that the foregoing (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Armonk, State of New York on the 4th day of August, 2017.

IBM CREDIT LLC
By:	* William J. Smith III Manager, Chairman and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* William J. Smith III		Manager, Chairman and President (Principal Executive Officer)	August 4, 2017
* Adam Wilson		Vice President, Finance (Principal Financial Officer)	August 4, 2017
* Henry Voldman		Controller (Principal Accounting Officer)	August 4, 2017
* Elizabeth Barzelatto		Manager	August 4, 2017
* Simon J. Beaumont		Manager	August 4, 2017
* Robert F. Del Bene		Manager	August 4, 2017
* Edward Shay		Manager	August 4, 2017
*By:	/s/ TODD HUTCHEN Vice President, General Counsel and Secretary As Attorney-in-Fact†

†
Pursuant to powers of attorney filed as Exhibits to this Registration Statement.